Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Baker Hughes Company

Baker Hughes Holdings LLC

Baker Hughes Co-Obligor, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Baker Hughes Corporation

Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)(4)	(2)	(2)

	Equity	Preferred Stock, par value $0.0001 per share(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)(4)	(2)	(2)

	Debt	Debt Securities(1)(5)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)(4)	(2)	(2)

	Other	Guarantees of Debt Securities of Baker Hughes Holdings LLC and Baker Hughes Co-Obligor, Inc. (1)(5)(6)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Other	Purchase Contracts(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Other	Warrants(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Other	Units(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Baker Hughes Holdings LLC

Fees to be Paid	Debt	Debt Securities(1)(5)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)(4)	(2)	(2)

	Other	Guarantees of Debt Securities of Baker Hughes Corporation (1)(5)(6)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Baker Hughes Co-Obligor, Inc.

Fees to be Paid	Debt	Debt Securities(1)(5)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)(4)	(2)	(2)

	Other	Guarantees of Debt Securities of Baker Hughes Corporation (1)(5)(6)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

Any registered securities may be sold separately or as units with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, settlement or exchange of other securities or that are issued in units. In addition, the securities may be sold in either primary or secondary offerings.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. The registrants will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(3)

An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder.

(4)	Exclusive of accrued interest and accumulated dividends, if any.
(5)

Debt securities issued by Baker Hughes Company may be issued without guarantees or may be guaranteed, fully and unconditionally or otherwise, by Baker Hughes Holdings LLC and/or Baker Hughes Co-Obligor, Inc. Debt securities issued by Baker Hughes Holdings LLC and Baker Hughes Co-Obligor, Inc., if applicable, will be fully and unconditionally guaranteed by Baker Hughes Company.

(6)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n), no separate registration fee will be paid in respect of any such guarantees.